                                                                 EXHIBIT 10.24


                            STOCK PURCHASE AGREEMENT


     AGREEMENT made as of this 6th day of November, 1997 (the "Effective Date") between Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), and James K. Sims (the "Purchaser").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. PURCHASE OF SHARES. On the Effective Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, subject to the terms and conditions set forth in this Agreement, 25,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"), at a per share purchase price equal to the product of the Closing Price multiplied by 75%. The term "Closing Price" shall mean the closing price of the Common Stock on the Nasdaq National Market on the Effective Date. The aggregate purchase price for the Shares shall be paid by the Purchaser by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Purchaser one or more certificates in the name of the Purchaser for that number of Shares purchased by the Purchaser.

     2. AGGREGATE DISCOUNT REPAYMENT. In the event that the Purchaser ceases to be a member of the Board of Directors of the Company for any reason or no reason, with or without cause, prior to the first anniversary of the Effective Date, the Purchaser shall, within five days after such termination, pay to the Company a sum that is determined by multiplying the Aggregate Discount by a fraction, the numerator of which shall be 12 minus the number of full 30-day periods during which the Purchaser served as a member of the Board of Directors of the Company from and after the Effective Date and the denominator of which is
12. The "Aggregate Discount" shall mean the number obtained by multiplying 25,000 by the product of the Closing Price multiplied by 25%.

     3. INVESTMENT REPRESENTATIONS. The Purchaser represents, warrants and covenants as follows:

          (a) The Purchaser is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

          (b) The Purchaser has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company. The Purchaser has received and reviewed, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, the Company's Current Report on Form 8-K dated July 15, 1997, including the amendments thereto on Form 8-K/A filed with the Securities and Exchange Commission on July 31, 1997 and August 4, 1997, and the Company's Registration Statements on Form S-3, as amended (File Nos. 333-34241 and 333-35035).

          (c) The Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

          (d) The Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

          (e) The Purchaser understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and the Company has no obligation or current intention to register the Shares under the Securities Act.

          (f) A legend substantially in the following form will be placed on the certificate representing the Shares:


          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     4. WITHHOLDING TAXES. The Purchaser acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Purchaser.

     5. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     6. WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

     7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     8. NO RIGHTS TO BOARD MEMBERSHIP. Nothing contained in this Agreement shall be construed as giving the Purchaser any right to be retained as a member of the Board of Directors of the Company.

     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Purchaser.

     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                          SECURITY DYNAMICS TECHNOLOGIES, INC.


                                          By: /s/ Charles R. Stuckey, Jr.
                                             ------------------------------
                                          Name: Charles R. Stuckey, Jr.
                                          Title: President

                                          PURCHASER


                                           /s/ James K. Sims
                                          ------------------------------------
                                          James K. Sims


                                       -3-